Exhibit 10.13

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated July 11, 2006, among Nova Oil, Inc., a Nevada corporation (the “Company”), and the purchasers identified on the signature pages and the Schedule of Purchasers attached hereto (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A.                                   Subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

ARTICLE I.

DEFINITIONS

1.1                                 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Article II.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.001 par value per share,

and any securities into which such common stock may hereafter be reclassified.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Effective Date” means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Investment Amount” means, with respect to each Purchaser, the investment amount indicated below such Purchaser’s name on the signature page of this Agreement.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Per Unit Purchase Price” means $1.55, which equals 75% of the per share volume-weighted average price of shares of Common Stock for the ten (10) Trading Days immediately preceding the date of this Agreement as reported by Bloomberg Financial L.P.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Purchasers, in the form of Exhibit B.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued to the Purchasers at the Closing.

“Subsidiary” means any subsidiary of the Company that is required to be listed in Schedule 3.1(b).

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the

Common Stock is traded in the over-the-counter market, as reported by the Nasdaq Over The Counter Bulletin Board System, or (iii) if the Common Stock is not quoted on the Nasdaq Over The Counter Bulletin Board System, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Capital Market or the NASDAQ Stock Market, on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Warrants, the Registration Rights Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrants” means the Common Stock purchase warrants in the form of Exhibit A, which are issuable to the Purchasers at the Closing.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1                                 Closing.  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, the Shares and the Warrants representing such Purchaser’s Investment Amount.  The Closing shall take place on July 11, 2006 and at the offices of Baker & McKenzie LLP, 2001 Ross Avenue, Suite 2300, Dallas, Texas 75201 or at such other time and location as the parties may agree.

2.2                                 Closing Deliveries.

(a)                                  At the Closing, the Company shall deliver or cause to be delivered to each Purchaser, and the obligations of the Purchasers to close the purchase and sale of the Securities shall be subject to the fulfillment or satisfaction of, the following:

(i)                                     a certificate evidencing the number of Shares and the number of Warrants to purchase Warrant Shares as set forth opposite such Purchaser’s name on Schedule of Purchasers attached hereto (the Shares and Warrants referred to collectively herein as the “Units”) for the Per Unit Purchase Price.  For each two (2) Shares purchased by a Purchaser, such Purchaser shall receive a Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire one (1) Warrant Share at an exercise price of $2.60, which represents 130% of the closing bid price per share of Common Stock on the date immediately preceding the date of this Agreement as reported on the Nasdaq Over The Counter Bulletin Board System in the form attached hereto as Exhibit A.

(ii)                                  the legal opinions of Woodburn & Wedge, special Nevada counsel to the Company, and Baker & McKenzie LLP, special counsel to the Company, each in agreed form, addressed to the Purchasers.

(iii)                               the Registration Rights Agreement duly executed by the Company.

(iv)                              the representations and warranties made by the Company in Article III shall be true and correct in all material respects, all covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company prior to the Closing shall have been performed or complied with (or waived by the Purchasers), and the Company shall have obtained any approvals, consents and qualifications necessary to perform its obligations hereunder.

(v)                                 the Company shall have delivered to each of the Purchasers at the Closing a certificate signed on its behalf by its Chief Executive Officer certifying that the conditions specified in Section 2.2 hereof have been fulfilled.

(vi)                              at the Closing, the Company shall have delivered to the Purchasers copies of each of the following, in each case certified by the Secretary of the Corporation to be in full force and effect on the date of the Closing:

(a)                                  the articles of incorporation of the Company as of the Closing (which shall be the Articles) certified by the Secretary of State of the State of Nevada as of a date not more than thirty (30) days prior to the Closing;

(b)                                 a good standing certificate with respect to the Company certified by the Secretary of State of Nevada as of a date not more than thirty (30) days prior to the Closing;

(c)                                  the by-laws of the Company; and

(d)                                 resolutions of the Board, and, as necessary, the shareholders of the Company, authorizing the execution, delivery and performance of the Transaction Documents, and the transactions contemplated hereby and thereby, including the issuance and sale of the shares of Common Stock and the reservation of shares of Common Stock for issuance upon exercise of the Warrants.

(vii)                           At the Closing, the Company shall pay (or reimburse the Purchasers for) the fees and expenses of the Purchasers specified in Section 5.1 as payable by the Company.

(viii)                        As of the Closing, the purchase of the Shares by each of the Purchasers shall be legally permitted by all laws and regulations to which each of the Purchasers and the Company is subject.

(ix)                                As of the Closing, all authorizations, approvals or permits of, or filings with any governmental authority, including state securities or “Blue Sky” offices, that are required by law in connection with the lawful sale and issuance of the Securities, including the exercise of the Warrants for Warrant Shares, shall have been duly obtained by the Company, and shall be effective as of the Closing.

(x)                                   All corporate and other proceedings in connection with the transactions contemplated by the Transaction Documents, and all documents and instruments incident to such transactions, shall be satisfactory in form and substance to each of the Purchasers, and each of the Purchasers shall have received at or prior to the Closing all such documents as each such Purchaser shall have requested.

(b)                                 At the Closing, each Purchaser shall deliver or cause to be delivered to the Company, and the obligations of the Company to close the purchase and sale of the securities shall be subject to the fulfillment or satisfaction of, the following:

(i)                                     the product of the Per Unit Purchase Price and the number of Units as set forth opposite such Purchaser’s name on Schedule of Purchasers attached hereto, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and

(ii)                                  the Registration Rights Agreement duly executed by such Purchaser.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1                                 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Purchaser and to the Placement Agent:

(a)                                  Organization and Qualification.  Each of the Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in (i) an adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(b)                                 Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(b).  Except as disclosed in Schedule 3.1(b), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(c)                                  Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and no further corporate action is required by the Company in connection therewith.  Each Transaction Document has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)                                 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)                                  Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) notice filings required by state securities laws, the failure of which to make will not affect the validity of the Securities or the enforceability of this Agreement, and (iii) those that have been made or obtained prior to the date of this Agreement.

(f)                                    Issuance of the Securities.  The Securities have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  The Company shall have reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants in order to issue the Shares and the Warrant Shares.

(g)                                 Capitalization.  The authorized capital stock of the Company consists solely of 500,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $0.0001 par value per share.  As of the date hereof prior to Closing:  (i) 82,589,627 shares of Common Stock are issued and outstanding and no shares of Common Stock are held in treasury, (ii) 14,392,371 shares of Common Stock are reserved for future issuance pursuant to the Company’s equity incentive plan and pursuant to outstanding warrants and (iii) no shares of preferred stock are issued and outstanding.

(h)                                 SEC Reports; Financial Statements.  Since January 1, 2006, the Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials including all exhibits and schedules thereto, being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement and any other materials prepared by the Company and delivered to you in writing, the “Disclosure Materials”).  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and, except as disclosed on Schedule 3.1(h), none of the SEC Reports or the Disclosure Materials, when filed or prepared, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments or as otherwise disclosed in the SEC Reports.

(i)                                     Litigation.  Except as disclosed in the SEC Reports or on Schedule 3.1(i), there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty and there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(j)                                     Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(k)                                  Internal Accounting Controls.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(l)                                     Certain Fees.  Except for dealings with the Placement Agent (defined below), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by a Purchaser pursuant to written agreements executed by such Purchaser which fees or commissions shall be the sole responsibility of such Purchaser) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(m)                               Certain Registration Matters.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2(b) to (g), no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers under the Transaction Documents.  The Company has not offered the Securities by means of any form of general solicitation or general advertising, including but not limited to the following: (A) any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit or generally available or (B) any seminar, meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.  The Company has not, and to its knowledge no one acting on its behalf has, since March 31, 2006 (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares or Warrants in violation of Regulation M under the Exchange Act, (ii) bid for, purchased or paid any compensation for soliciting purchases of any of the Securities or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the

Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent (as defined herein) in connection with the placement of the Securities.

(n)                                 Investment Company.  The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(o)                                 No Additional Agreements.  Except as disclosed on Schedule 3.1(o), the Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in this Agreement.

(p)                                 ERISA.  Each employee benefit plan (as defined in Section 3(3) of ERISA) and any other plan, agreement or arrangement for the benefit of any director, officer or employee of the Company (each, an “Employee Benefit Plan”) has been operated in material compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code.  All contributions due and payable on or before the Closing in respect of any Employee Benefit Plan have been made in full.

(q)                                 Tax.  Since January 1, 2006, the Company has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it, and such returns are true and correct.  The Company has paid all taxes, interest and penalties, if any, reflected on such tax returns or otherwise due and payable by it.  Any deficiencies proposed as a result of any governmental audits or such tax returns have been paid or settled, and there are no present disputes as to taxes payable by the Company.  The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, respectively, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets.  The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

3.2                                 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants to the Company and the Placement Agent as follows:

(a)                                  Organization; Authority.  Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)                                 Investment Intent.  Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser’s right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration or in a transaction not subject to the registration provisions of the Securities Act and in compliance with applicable federal and state securities laws.  Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time.  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)                                  Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises the Warrants it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

(d)                                 Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)                                  General Solicitation. No Securities were offered or sold to such Purchaser by means of any form of general solicitation or general advertising, including but not limited to the following: (A) any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit or generally available or (B) any seminar, meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

(f)                                    Access to Information. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense.

(g)                                 Reliance. Such Purchaser understands and acknowledges that: (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

(h)                                 Residency. Such Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser’s name on the signature pages hereto.

(i)                                     Certain Trading Activities. Such Purchaser has not, directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in (i) any Short Sales (defined below) involving the Company’s securities during the thirty Trading Days immediately preceding the date hereof or (ii) any transactions in any securities of the Company following the date on which such Purchaser was aware of this Transaction (other than this Transaction, other than transactions among Purchasers in compliance with federal and state securities laws and other than transfers by a Purchaser to its affiliated funds which affiliated funds have not engaged in any such transactions).  For purposes of this Section, “Short Sales” include, without limitation, all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers having the effect of hedging the securities or investment made under this Agreement.

(j)                                     Acknowledgements Regarding Placement Agent. Such Purchaser acknowledges that Ardour Capital Investments, LLC (the “Placement Agent”) is acting as the Company’s placement agent for the sale of the securities being offered hereby and will be compensated solely by the Company in such capacity.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1                                 Restricted Securities.

(a)                                  Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with any applicable state securities laws.  In connection with any transfer of the Securities, other than pursuant to an effective registration statement, a Rule 144 transfer, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b)                                 Certificates evidencing the Securities will contain the following legend, so long as is required by this Section 4.1(b) or Section 4.1(c):

[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED]WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c)                                  Subject to receipt of appropriate representations from the Purchaser and, if applicable its broker, following the Effective Date or at such earlier time as a legend is no longer required for the Shares and Warrant Shares under this Section 4.1(c), the Company will, no later than ten Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares or Warrant Shares containing a restrictive legend, together with a request to issue a certificate without a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Shares or Warrant Shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section except as it may reasonably determine are necessary or appropriate to comply or to ensure compliance with those applicable laws that are enacted or modified after the Closing.

4.2                                 Furnishing of Information; Information Rights. As long as any Purchaser owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and to disclose in the Registration Statement any material, nonpublic information provided to the Purchasers except to the extent previously disclosed or the Company determines that such information is no longer material.  In furtherance of the foregoing, the Company shall make available to each Purchaser or file with the Commission via the EDGAR system: (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year; (ii) statements of income and of cash flows for such year; and (iii) a statement of stockholders’ equity as of the end of such year, audited and certified by independent registered public accounting firm selected by the Company and (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with

GAAP (except that the financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP).

4.3                                 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.4                                 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not to redeem any capital stock of the Company or to settle any outstanding Action.

4.5                                 Certain Trading Activities. Such Purchaser will not, directly or indirectly, nor permit any Person acting on behalf of or pursuant to any understanding with such Purchaser, engage in any Short Sales involving the Company’s securities prior to the Effective Date.

ARTICLE V.

MISCELLANEOUS

5.1                                 Fees and Expenses.  At the Closing, the Company shall reimburse Security Management Company, LLC from the proceeds hereof up to $40,000 in the aggregate for the reasonable fees and disbursements of legal counsel in connection with the negotiation of the Transaction Documents and due diligence with respect to the transactions contemplated hereby.  Except as specified in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

5.2                                 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3                                 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (Central time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (Central time) on any date and earlier than 11:59 p.m. (Central time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Nova Oil, Inc.
The Riviana Building
2777 Allen Parkway, Suite 800
Houston, Texas 77019
Tel: (713) 869-6682
Fax: (713) 868-1267
Attention: President and Chief Operating Officer

with a copy to:	Baker & McKenzie LLP
2300 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201
Tel: (214) 978-3095
Fax: (214) 978-3099
Attention: Roger W. Bivans, Esq.

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

5.4                                 Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and Purchasers holding no less than two-thirds of the Shares issued or issuable under this Agreement.  The Company shall provide prior notice to all Purchasers of any proposed waiver or amendment.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5                                 Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

5.6                                 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers.”

5.7                                 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8                                 Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF THAT WOULD APPLY ANY OTHER LAW, EXCEPT TO THE EXTENT THAT THE CORPORATE LAWS OF THE STATE OF NEVADA APPLY PURSUANT TO THE “INTERNAL AFFAIRS DOCTRINE” OR WITH RESPECT TO THE ISSUANCE OF SECURITIES.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.9                                 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares and Warrants.

5.10                           Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.11                           Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12                           Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.13                           Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.  The decision of each Purchaser to purchase Securities pursuant to the Transaction Documents has been made by such Purchaser independently of, and without reliance on, any other Purchaser or any other Purchaser’s legal counsel or financial advisors.  Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document.  Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first indicated above.

NOVA OIL, INC.

By:
Kenneth T. Hern
Chairman and Chief Executive Officer

[SIGNATURE PAGES FOR PURCHASERS ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

PURCHASER

[ ]

By:
Name:
Title:

Address for Notice:

Facsimile No:
Attention:

With a copy to:

Facsimile No:
Attention:

Jurisdiction:

Investment Amount: $

Purchaser hereby elects to omit either or both of clauses (i) or (ii) of Section 11 of the Warrant as follows:

Omit Clause (i): ☐

Omit Clause (ii): ☐

Schedule of Purchasers

Name	Investment Amount	Number of Shares	Number of Warrants
$
$
$
$
$
$
Total:	$